Exhibit 23.3



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- ), pertaining to the Huttig Building Products, Inc. Non-Employee Director Restricted Stock Plan, of our report dated March 2, 1998, except Notes 1 and 2, as to which the date is August 20, 1999, with respect to the financial statements of Consolidated Lumber Company, Inc. included in the Huttig Building Products, Inc. registration statement on Form 10 (File No. 1-15313), filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP

Kansas City, Missouri
December 7, 1999